NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

2014

AMBASE CORPORATION
100 Putnam Green, 3rd Floor
Greenwich, CT 06830-6027

AMBASE CORPORATION
100 PUTNAM GREEN, 3RD FLOOR
GREENWICH, CT  06830-6027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2014

The 2014 Annual Meeting of Stockholders (the "Annual Meeting") of AmBase Corporation (the "Company") will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Thursday, June 5, 2014 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

1.	The election of two directors to hold office for a three-year term expiring in 2017;
2.	The approval of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;
3.
The approval, on a non-binding advisory basis, of a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the "Compensation Narrative" and "Executive Compensation" sections of this Proxy Statement.

and such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Wednesday, April 16, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2014.  This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.proxyvote.com.  The Company intends to mail the Notice of Annual Meeting and accompanying Proxy Statement to stockholders on or about April 16, 2014.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions.  Your vote is important no matter how many shares you own.  If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted.  Your prompt cooperation is greatly appreciated.

All stockholders are cordially invited to attend the Annual Meeting.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to shareholders of the Company as of the April 16, 2014, record date. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the Annual Meeting, a copy of your proxy card, an account statement, or letter from the nominee indicating that you beneficially owned the shares as of the April 16, 2014 record date for voting.  If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

For registered shareholders, a copy of your proxy card can serve as verification of stock ownership. Shareholders who do not present a copy of their proxy card at the Annual Meeting will be admitted only upon verification of stock ownership, as indicated herein. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting. In addition, all Annual Meeting attendees will be asked to present valid government-issued photo identification, such as a driver's license or passport, as proof of identification before entering the Annual Meeting, and attendees may be subject to security inspections.

By Order of the
Board of Directors

/s/ John Ferrara
Secretary
Greenwich, Connecticut

AMBASE CORPORATION
100 PUTNAM GREEN, 3RD FLOOR
GREENWICH, CT 06830-6027

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2014

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Thursday, June 5, 2014, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 16, 2014.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the Annual Meeting.

At the Annual Meeting, the stockholders will be asked:  (i) to elect Mr. Richard A. Bianco, and Mr. Kenneth M. Schmidt as a directors of the Company each to serve a three-year term ending in 2017; (ii) to ratify the approval of the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014; and (iii) to approve on a non-binding advisory basis, a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the "Compensation Narrative" and "Executive Compensation" sections of this Proxy Statement.

The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by a properly executed proxy (i) for the election of the nominees for director named above; (ii) for the approval of the appointment of Marcum LLP as the Company's independent registered public accounting firm; and (iii) for the approval on a non-binding advisory basis of a resolution approving the compensation of our Named Executive Officers.

If a stockholder is not the record holder, such as where the shares are held through a broker, bank or other financial institution, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.  Your broker will not be permitted to vote on your behalf on the election of directors; or the approval of the non-binding advisory vote of the resolution approving the compensation of our Named Executive Officers, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares.  For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholders meeting.

The close of business on Wednesday, April 16, 2014, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of common stock of the Company, par value $0.01 per share (the "Common Stock") at the close of business on the record date, are entitled to vote on the matters presented at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting.  As of Friday, March 21, 2014, there were approximately 40,804,000 shares of Common Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum.  If there is less than a quorum, a majority of those present in person or by proxy may adjourn the Annual Meeting. A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of the directors.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is necessary for the approval of Marcum LLP as the Company's independent registered public accounting firm.  The voting with respect to the approval of the compensation of our Named Executive Officers is advisory in nature and therefore not binding on us.  We will consider the stockholders to have approved the compensation of our Named Executive Officers if a plurality of votes cast is for that proposal.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of Marcum LLP as the Company's independent registered public accounting firm, for the election of the directors; or for the approval on a non-binding advisory basis the resolution approving the compensation of our Named Executive Officers.  Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company's Restated Certificate of Incorporation, two directors will be elected at the Company's 2014 Annual Meeting of Stockholders to hold office until the Company's Annual Meeting of Stockholders for the year 2017.  The directors will serve until his successor shall be elected and shall qualify.

The persons named below have been nominated for directorship.  The nominees are directors now in office, and have indicated a willingness to accept re-election.  It is intended that at the Annual Meeting the shares represented by a duly executed accompanying proxy will be voted for the election of the nominees unless contrary instructions are given.  In the event that any of the nominee(s) should become unavailable for election as a director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors.  The Board is not aware of any circumstances likely to render any of the nominees unavailable.

Information Concerning the Nominees for Election as Directors

The name, age, principal occupation, other business affiliations, and certain other information concerning the nominees for election as a director of the Company are set forth below.

Richard A. Bianco, 66. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991.  On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company.  He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA, then a subsidiary of the Company, from May 1991 to December 1992.  Mr. Bianco has a unique background as the former President and Chief Executive Officer of Carteret Saving Bank ("Carteret Savings") being responsible for the Carteret Savings recapitalization efforts.  Mr. Bianco has detailed knowledge of the Company's history including detailed knowledge of its current and prior legal and governmental proceedings.  Mr. Bianco additionally has knowledge in real estate, real estate investing and a background in lending and capital raising.  These attributes combined with his prior investment banking, managerial and leadership experience, the Board of Directors has determined that Mr. Bianco is uniquely qualified to serve as a Director and the Chairman of the Company's Board of Directors and that he has the requisite experience, qualifications attributes and skills necessary to serve as a member of the Board of Directors.  If elected his term will expire in 2017.

Kenneth M. Schmidt, 69.  Mr. Schmidt was elected a director of the Company in March 2013.  Mr. Schmidt was formerly a Managing Director of Dillon Read & Co., and UBS.  Prior thereto, he held various institutional sales positions and was also a Captain in the United States Air Force for several years.  Mr. Schmidt has been actively involved with the Rutgers University Board, most recently serving as a Member of the Rutgers University Board of Governors.  Mr. Schmidt has extensive management, underwriting and trading experience in a variety of positions.  His business experience provides him with a perspective into the financial markets past trends, current developments and potential future prospects.  The Board of Directors has determined that Mr. Schmidt's current background and expertise provides the Board with experience which is important to the Company's future business prospects and that he has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.  If elected his term will expire in 2017.

The Board of Directors recommends a vote FOR the election of the nominees as directors.

Information Concerning Directors Continuing in Office

Certain information concerning the directors of the Company whose terms do not expire in 2014 is set forth below.

Jerry Y. Carnegie, 62. Mr. Carnegie was elected a director of the Company in January 2009.  Mr. Carnegie is a member of the Fellow of Society of Actuaries and a Certified Financial Planner.  For the last five years he has worked independently assisting individuals with financial planning.  Mr. Carnegie spent 25 years with Hewitt Associates as a Senior Actuary, representing major corporations in their pension and benefit plan work.  Mr. Carnegie received an A.B. Mathematics degree from Princeton University.  Mr. Carnegie's financial expertise, background in financial planning and pension and benefit consulting provides the board with insight into financial decisions and financial considerations, as well as a valuable perspective to the Company's financial matters and proceedings.  The Board of Directors has; therefore, determined that Mr. Carnegie is well qualified to serve as a member of the Company's Board of Directors and that he has the requisite experience, qualifications attributes and skills necessary to serve as a member of the Board of Directors.  His term will expire in 2015.

Alessandra F. B. Halloran, 34.  Mrs. Halloran was elected a director of the Company in November 2012.  Mrs. Halloran received a Bachelor of Arts at Boston College in 2003.  Mrs. Halloran has been working in the Office of the President at American Bible Society since 2009.  Prior to her current work, Mrs. Halloran worked as an assistant to the Head of the Investment Banking department at Broadpoint Capital.  Mrs. Halloran is Mr. Bianco's daughter.  Mrs. Halloran is a senior officer of BARC Investments LLC.  Mrs. Halloran, as one of the largest stockholders of the Company, has a direct interest in the Company optimizing stockholder value.  The Board of Directors has; therefore, determined that Mrs. Halloran is well qualified to serve as a member of the Company's Board of Directors and that she has the requisite experience, qualifications attributes and skills necessary to serve as a member of the Board of Directors.  Her term will expire in 2015.

Theodore T. Horton, Jr., 62.  Mr. Horton was elected a director of the Company in March 2013.  Mr. Horton has extensive experience in the financial industry in a variety of positions and capacities.  Mr.  Horton was previously a Managing Director at Dillon Read & Co., Inc. and held various investment positions with Barclay's Bank and Home Life.  Mr. Horton is currently a Managing Director of BCI Partners since 1990.  He has extensive experience investing in media, broadcasting, communications and entertainment companies.  Mr. Horton is the President and Founder of K4 Media Holdings, LLC.  His business experience in raising funds and arranging financing for a variety of companies will be helpful to the Company's future business opportunities.  The Board of Directors has determined that Mr. Horton's expertise can provide insight to future business prospects for the Company and that he has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.  His term will expire in 2016.

Salvatore Trani served as a member of the Board of Directors, the Accounting and Audit Committee and as Chairman of the Personnel Committee until his passing in May 2013.

Director Independence

The Company periodically reviews the independence of each director.  Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors and/or officers of the Company (including immediate family and affiliates).  If any transactions or relationships exist, the Company then considers whether such transaction(s) or relationship(s) are inconsistent with a determination that the director is independent. Pursuant to this process, in January 2014, the Company conducted its annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors, under NASDAQ independence rules, except that Mr. Richard A. Bianco, who serves as the Chairman of the Board of Directors, also serves as the Company's President and Chief Executive Officer. Mr. Bianco does not serve as a member of the Company's Accounting and Audit Committee or the Company's Personnel Committee. Based on a review of the information provided by the directors and other information reviewed, the Company has concluded that none of the Company's non-employee directors have any relationship with the Company other than as a director or shareholder of the Company.  Based upon that finding, our Board of Directors determined that Messrs. Carnegie, Horton and Schmidt are "independent," and they qualify as outside directors within the meaning of Code Section 162(m) and as non-employee directors within the meaning of Rule 16b-3.  Ms. Halloran, although the Company views her as independent; she is related to Mr. Richard A. Bianco, and thus Ms. Halloran does not serve as a member of the Personnel Committee nor does she vote on matters relating to Mr. Richard A. Bianco.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

During 2013, the Company's Board of Directors held four (4) meetings.  Matters were also addressed by unanimous written consent in accordance with Delaware law ten (10) times.  All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served during 2013.

Committees of the Board

The Board of Directors currently has (i) an Accounting and Audit Committee and (ii) a Personnel Committee.

The Accounting and Audit Committee met one (1) time during 2013.  Matters were also addressed by unanimous written consent in accordance with Delaware law three (3) times.  The Accounting and Audit Committee currently consists of Mr. Carnegie, Chairman, Ms. Halloran, Mr. Horton and Mr. Schmidt.  Mr. Horton and Mr. Schmidt joined the Board in March 2013.  Mr. Trani served as a member of the Accounting and Audit Committee until May 2013.  The Accounting and Audit Committee members are all independent directors of the Company.  The Company, although not required to do so, generally follows rules of the NASDAQ as they relate to the Board of Directors and its committees.  The Board of Directors has determined that Mr. Carnegie is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC").

The Accounting and Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of the Company's independent auditors.  The Accounting and Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company's financial staff and the extent to which recommendations made by the independent auditors have been implemented.  The Accounting and Audit Committee has adopted a charter, which has been approved by the Company's Board of Directors.  A copy of the Audit Committee Charter was included as an exhibit to the Company's 2013 Proxy Statement.

The Personnel Committee held one (1) meeting in 2013.  Matters were also addressed by unanimous written consent in accordance with Delaware law four (4) times.  The Personnel Committee currently consists of Mr. Schmidt, Chairman, Mr. Carnegie, and Mr. Horton.  Mr. Horton and Mr. Schmidt joined the Board in March 2013.  Mr. Trani served as Personnel Committee Chairman until May 2013.  The Personnel Committee members are all independent directors of the Company.

The principal functions of the Personnel Committee, which is equivalent to a compensation committee, are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries.  The Personnel Committee is also responsible for reviewing and approving the goals and objectives relevant to compensation of officers and senior employees, evaluating the performance in light of those goals and objectives and determining and approving the compensation levels based on this evaluation.  The Personnel Committee is responsible for setting and approving salary, bonus and other employment terms for the Company's Chief Executive Officer.  The Chief Executive Officer recommends salary and bonus awards for other officers of the Company, which are subject to the modification and/or approval by the Personnel Committee.  In connection therewith, the Personnel Committee approves and makes recommendations with respect to bonus and incentive-based compensation plans and equity based plans.  The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws.  The Personnel Committee does not currently have a written charter.

The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date on which the Company's proxy statement is released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such a proposal must be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules as set forth in the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"); and the consent of the nominee to serve as a director if elected.

Communications with Directors

In order to provide the Company's security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors.  The Company's security holders and other interested persons may communicate with the Chairman of the Company's Accounting and Audit Committee, the Chairman of the Personnel Committee, or with the non-management directors of the Company as a group, by mailing a letter addressed in care of the Corporate Secretary, AmBase Corporation, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.

All communications received in accordance with these procedures will be reviewed initially by the Company.  The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

●	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;
●	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;
●	is an advertisement or other commercial solicitation or communication;
●	is frivolous or offensive; or
●	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees, and whether any response to the person sending the communication is appropriate.  Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year.  The Personnel Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Attendance at Annual Meetings

We have not established a formal policy regarding director attendance at our annual meetings of shareholders, but our directors generally do attend the annual meeting.  The Chairman of the Board presides at the Annual Meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of shareholders.  Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are expected to be present for the Annual Meeting.  Four of the five members of the Board at the time of the Company's 2013 Annual Meeting of Stockholders attended that meeting either in person or telephonically.  Mr. Horton, due to previously planned travel arrangements was unable to attend the 2013 Annual Meeting of stockholders.

Nomination of Directors

The Personnel Committee has adopted specifications applicable to members of the Board of Directors and for identifying and evaluating nominees for the Board of Directors recommended by the Personnel Committee or by shareholders.  The specifications provide that a candidate for director should:

●	have a reputation in the business community for integrity, honesty, candor, fairness and discretion;
●	be knowledgeable in his or her chosen industry or field of endeavor, which field should have relevance to our businesses as would contribute to the Company's success;
●	be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses, as well as overall operations; and
●	be experienced and skillful in communicating with and serving as a competent overseer of, and trusted advisor and confidant to senior management, of a publicly held corporation or other corporation.

In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas:  accounting and finance; the financial industry; international business; mergers and acquisitions; leadership; business and management; strategic planning; government relations; investor relations; executive leadership development; and executive compensation.  The Personnel Committee does not have a formal diversity policy, although it considers diversity when it evaluates nominees for the Board of Directors in light of the qualifications summarized above, and endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. The Personnel Committee will consider nominees recommended by stockholders for election at the 2015 Annual Meeting of Stockholders that are submitted prior to December 16, 2014, to our Secretary at the Company's offices, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.  There are no differences in the manner in which the Personnel Committee evaluates nominee(s) for directors based on whether the nominee is recommended by a shareholder or otherwise.  Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered.  All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the forms filed with the SEC and written representations received by the Company pursuant to the requirements of Section 16(a) of the Securities Exchange Act, the Company believes that, during 2012, there were no transactions with respect to the Company's equity securities which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director, officer or 10% stockholder of the Company.

Certain Relationships and Related Party Transactions

Pursuant to the Company's Code of Business Conduct and Ethics ("Code of Conduct"), all employees (including our Named Executive Officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or its subsidiaries, are required to disclose to us and receive written approval prior to transacting such business. No such relationships have been reported. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of a business relationship would be denied if it is believed that the employee's interest in such a relationship could influence decisions relative to the Company's business, or have the potential to adversely affect the Company's business or the objective performance of the employee's work. In addition, the Company's Code of Conduct requires adherence to a number of other underlying principles which are important to the Company. These items include, but are not limited to, restrictions on disclosure of Company information, insider trading, and the protection and use of Company assets.

In connection with the Company's annual review of Directors independence, as described under "Director Independence" above, the Company reviews whether or not there have been any transactions with "related persons" as such term is defined in Item 404(a) of Regulation S-K.  If a transaction was deemed to be a related party transaction, that transaction would be reviewed by the Company's Board of Directors.

Corporate Governance

In addition to the various procedures followed by the Company's Board of Directors as described herein, the Company maintains a separate Audit Committee and Personnel Committee.  The Company believes the functions of its Board of Directors and existing committees essentially perform the responsibilities of a nominating and a corporate governance committee and therefore, the Company does not maintain these additional separate committees.

Mr. Bianco, the Company's President and Chief Executive Officer, additionally serves as the Chairman of the Company's Board of Directors.  Given the Company's history, operations and its past success, continuing pursuit of recoveries in the Supervisory Goodwill tax gross-up matters and other proceedings, the Company and the Board of Directors believe it is appropriate and most effective for Mr. Bianco to serve in these dual capacities.  These considerations were based on Mr. Bianco's combined business experience prior to joining the Company and his responsibilities with the Company for over twenty (20) years, including his position as President and Chief Executive Officer of Carteret Saving Bank during 1991 and 1992.  The Board of Directors also considered the size of the Company's operations, cost considerations and the effectiveness of communication between the Company's management and the Board of Directors.

Risk Oversight

The Board of Directors monitors overall risk and performs risk assessment on a proactive basis by maintaining frequent, informal communications with the Company's senior management, in addition to the formal updates during Board of Directors and committee meetings.

The Board of Directors additionally monitors risk through direct interaction with the Company's senior management and also to a lesser extent direct communication with the Company's outside professionals for a specific expertise.  The Company hires highly qualified professionals to work on the Company's outside proceedings.  The Company's management works closely with these professionals, assisting in the management of the proceedings and interacting with the professionals on a regular basis.

In setting compensation, the Personnel Committee considers the risks to our stockholders and to the achievement of the Company's goals that may be inherent in our compensation programs. The Personnel Committee concluded that the Company's compensation programs are designed with the appropriate balance of risk and reward to align employees interests with those of the Company and our overall business, and do not incent employees to take unnecessary or excessive risks. Although a portion of executive compensation is performance based and "at-risk" we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT MATTERS

Report of the Accounting and Audit Committee

As set forth in more detail in the Accounting and Audit Committee (the "Audit Committee") charter (which was attached as an exhibit to the Company's 2013 Proxy Statement), the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the oversight of the following:

●	financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;
●	the Company's internal accounting and financial controls over financial reporting; and
●	the annual independent audit of the Company's financial statements.

The Audit Committee reviewed the Company's audited financial statements and met with both Company management and Marcum LLP, the Company's independent registered public accounting firm, to discuss those financial statements.  Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with Marcum LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees."  These items relate to that firm's independence from the Company.  The Audit Committee also discussed with Marcum LLP any matters required to be discussed by PCAOB auditing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Audit Committee:
Jerry Y. Carnegie, Chairman
Alessandra F.B. Halloran
Theodore T. Horton, Jr. (as of March 2013)
Kenneth M. Schmidt (as of March 2013)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Marcum LLP ("Marcum") as the Company's principal accountants and independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ended December 31, 2014.  A representative of Marcum will be present at the meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Audit Fees

Aggregate fees billed by Marcum for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K and the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $66,000 for the year ended December 31, 2013 and $43,000 for the year ended December 31, 2012.

Audit Related Fees

No audit related fees were paid to either Marcum for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit Fees" for the years ended December 31, 2013 and 2012.

Tax Fees and All Other Fees

No other fees relating to tax advisory or other services were paid to Marcum for professional services rendered to the Company for the years ended December 31, 2013 and 2012.

Audit Committee Pre-Approval Policy

Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the Company's independent accountants.  The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants.  Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In assessing requests for services by the Company's independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence; whether the Company's independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

There was no non audit-related tax or other services provided by Marcum in fiscal years 2013 and 2012.

COMPENSATION NARRATIVE

The following compensation narrative describes the material elements of compensation for the Company's officers identified in the Summary Compensation Table ("Named Executive Officers").  As more fully described above herein, the Personnel Committee consists of two independent directors of the Company.

The Personnel Committee is responsible for establishing the Company's compensation programs including benefit plans, retirement plans and the Company's stock option program, including approving the granting of stock option awards to the Company's officer and employees.  The Personnel Committee annually reviews and approves all compensation decisions relating to the Company's officers, including Named Executive Officers.

The day-to-day design and administration of health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company's management.  The Personnel Committee is responsible for certain plan design changes outside the day-to-day requirements necessary to maintain these plans and policies.

The Personnel Committee has the ability to, and may from time to time, utilize the services of independent compensation consultants or other outside advisors in reviewing the Company's compensation programs, as they deem necessary.

Objectives of the Compensation Program

The Personnel Committee's overall objective in administering the Company's compensation programs is to attract, motivate and retain qualified personnel, reward corporate performance and recognize individual contributions on both a short-term and long-term basis.  The Personnel Committee seeks to align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success, and to provide incentives to achieve the Company's goals.  In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals.  The Personnel Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.  Management compensation is intended to be set at levels that the Personnel Committee believes fully reflects the challenges confronted by management.

The Company strives to provide a combined, overall competitive salary and benefits package, including annual cash bonus incentives, to retain qualified personnel who are familiar with the Company's operations and critical to the long-term success of the Company.  The Company rewards personnel for contributions to a variety of matters, including the pursuit of claims, recovery of claims, compromising of actual and contingent liabilities, and attention to the maintenance of a controlled level of expenditures.  Cash bonus incentives are utilized to reward above average corporate performance and recognize individual initiative and achievement which provide immediate and/or long-term value to the Company.  Due to the nature of the Company's operations, focusing on the recovery of assets, with the past emphasis on the recovery of the Company's investment in Carteret Savings Bank ("Carteret") through the Supervisory Goodwill litigation (which was settled in October 2012 pursuant to which the Company received a settlement award of $180,650,000) and other proceedings, the Personnel Committee intends to continue its strategy of compensation through programs that provide an incentive for performance and for contributions to the Company's efforts to realize recoveries, achieve asset appreciation, eliminate liabilities and control costs.

Elements of Compensation

The Company's total compensation program for its officers consists of competitive market salaries, annual cash bonus awards, other benefits such as health and other insurance programs, a retirement plan in the form of a 401(k) Savings Plan, which is a qualified plan within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") and may include stock option awards. The Personnel Committee approved a grant to Mr. Bianco of a subordinated participation interest in the Company's equity investment relating to the development of the real property located at 105 through 111 West 57th Street in New York, New York.  See "Compensation Narrative - Participation Interest" below.

Due to cost considerations, administrative requirements and as part of an overall compensation philosophy, the Company seeks to maintain a minimal level of benefit programs and other perquisites. Section 162(m) of the Code, as amended, imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. In that regard, the Company maintains a Senior Management Incentive Compensation Plan (the "1994 Plan"), which provides for an annual bonus pool based on a percentage of an increase in the Company's total stockholders' equity and/or an increase in the Company's market value. Payments pursuant to the 1994 Plan are intended to qualify as performance based compensation, which is deductible under Section 162(m).  The 1994 Plan is not the exclusive plan under which the Executive Officers may receive cash or other incentive compensation or bonuses.

The Company has paid in the past, and reserves the right to pay in the future, compensation that is not deductible if it believes it is in the best interests of the Company.  The Personnel Committee considered the provisions of Section 162(m) with regard to compensation paid in 2013. No bonuses were paid attributable to the 1994 Plan for 2013.
For 2012, a portion of the compensation paid to Mr. Bianco may qualify for deduction under the 1994 Plan.

Base Annual Salary

Base annual salaries for Named Executive Officers (as defined below) are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, and also may include comparison with companies confronting problems of the magnitude and complexity faced by the Company.

Base annual salaries are intended to be competitive with the overall market place, commensurate with the qualifications and experience of the Named Executive Officer.  The Company's compensation structure is intended to provide the necessary incentive to retain and motivate qualified personnel.  Individuals are encouraged to add value and provide benefit in all aspects of the Company's operations currently and in the future.

Base annual salaries and salary adjustments are evaluated on a number of factors.  The most important factor is the executive's performance and contribution to the Company, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives.

The salaries of the Named Executive Officers are reviewed on an annual basis, typically at the end of each year and may also be adjusted from time to time based on changes in responsibilities, changes in benefit programs or as a result of other external and economic factors.

Annual Bonus Awards

The Personnel Committee approved cash bonuses for officers and employees for 2013.  Factors considered included the performance of the individual, performance of the Company, the Supervisory Goodwill tax gross-up tax proceedings, the Company's real estate equity investment, total compensation level, the Company's financial position and other pertinent factors.  This analysis was necessarily a subjective process which utilized no specific weighting or formula with respect to the described factors in determining cash bonuses.

Mr. Bianco was paid a bonus of $250,072 for 2013 and $13,565,000 for 2012.  Mr. Ferrara was paid a bonus of $250,000 for 2013 and $950,000 for 2012.  Mr. J. Bianco was paid a bonus of $100,000 for 2013 and $175,000 for 2012.  Based on various considerations, significantly the Company's work on the Company's tax proceedings, including the tax gross-up aspects of the Supervisory Goodwill Settlement Agreement, longevity of employees with the Company, the current economic environment, the Company's equity investment in the 111 West 57th Street real estate investment project, the Personnel Committee determined that the 2013 bonus awards were appropriate.  A portion of Mr. Bianco's 2013 bonus amount, i.e. $50,072, as well as, his 2012 bonus of $13,565,000, was paid pursuant to his Employment Agreement as previously set forth and approved by the Company's Board of Directors; calculated based upon a percentage of the Supervisory Goodwill recovery received.  An additional amount, to be determined, could be due to Mr. Bianco pursuant to the 2007 Employment Agreement, based on value realized by the Company with respect a gross-up for federal taxes imposed on the settlement amount.

Participation Interest

On June 28, 2013, the Company, through a newly formed subsidiary, purchased an equity interest in a real estate development property through a joint venture agreement to purchase and develop real property located at 105 through 111 West 57th Street in New York, New York (the "111 West 57th Property"), as further described under the heading "Operating Agreement of 111 West 57th Investment LLC."  The Company's interests in the joint venture are held through 111 West 57th Investment LLC (the "Investment LLC").
In March 2014, the Company entered into an amended and restated operating agreement for the Investment LLC (the "Amended and Restated Investment Operating Agreement") to grant a 10% subordinated participation interest in the Investment LLC to Mr. Bianco as incentive compensation for Mr. Bianco's past, current and anticipated ongoing role to develop and commercialize the Company's equity investment in the 111 West 57th Property.  Pursuant to the terms of the Amended and Restated Investment Operating Agreement, Mr. Bianco has no voting rights with respect to his interest in the Investment LLC, and his entitlement to receive 10% of the distributions from the Investment LLC is subject to the Company first receiving distributions equal to 150% of the Company's initial aggregate $57,250,000 investment in the Investment LLC, plus any additional investments by the Company if any, and only with respect to any distributions thereafter.
For 2013, the Personnel Committee considered the Named Executive Officers' integral roles in the Company's Supervisory Goodwill case proceedings relating to the Company's tax gross-up and other pending proceedings which are significant to the Company.  Emphasis was placed upon the Company's tax matters and the Company's equity investment in the 111 West 57th real estate development project.  Consideration was given to management's role in the Company's tax proceedings.  The Personnel Committee also recognized management's continuing years of service with the Company and management's role in the maintenance of a controlled level of expenditures and cost reductions.

2007 Employment Agreement with the Company's President and Chief Executive Officer

An employment agreement, as amended, is in effect between Mr. Bianco and the Company (the "2007 Employment Agreement"), which provides for him to serve as Chairman, President and Chief Executive Officer of the Company through May 31, 2018.  The employment agreement also provides for additional benefits, including his participation in various employment benefit plans and annual bonus eligibility for work performed on non-Supervisory Goodwill activities.  In connection with the Company's equity investment in the 111 West 57th Property, the Company extended Mr. Bianco's Employment Agreement through May 31, 2018.

A major objective and focus for the Company had previously been the recovery of the value of the Company's investment in Carteret Savings Bank ("Carteret"), through successful litigation efforts (the "CSB Recovery Litigation").  Mr. Bianco has been instrumental in managing the Company's overall litigation effort and in developing and executing litigation strategies being pursued.  In addition, as the former President and Chief Executive Officer of Carteret from May 1991 to December 1992, and one of the individuals who led the recapitalization efforts during that time frame, Mr. Bianco has intimate knowledge of Carteret, its operations and financial position which provided a basis for the CSB Recovery Litigation.
As part of Mr. Bianco's 2007 Employment Agreement, the Board of Directors wanted to continue annual bonus eligibility at the discretion of the Personnel Committee.  In addition, the Personnel Committee wanted to provide an incentive arrangement, contingent solely upon the eventual success of the CSB Recovery Litigation.  The Board of Directors and Personnel Committee considered the obstacles faced by the Company and the extended length of time to obtain a recovery and; therefore, believed, given the demands of the task, it was appropriate to provide an incentive arrangement to Mr. Bianco.

As a result, including but not limited to, the above considerations, during 2006, the Company entered into an employment agreement with Mr. Bianco (the "2007 Employment Agreement").  As part of the 2007 Employment Agreement terms:  (i) Mr. Bianco's annual rate of base salary was $625,000 per year during the first three years of the 2007 Employment Agreement with the amount of Mr. Bianco's base salary for subsequent years to be determined by the Personnel Committee, in its sole discretion; and (ii) Mr. Bianco's annual bonus opportunity each year was no longer linked to recovery efforts in connection with the Company's Supervisory Goodwill litigation.  Instead, the Company and Mr. Bianco agreed to a long term incentive bonus formula, at varying percentages ranging from 5% to 10%, or more, based upon recoveries received by the Company for its investment in Carteret, through litigation or otherwise (including the Company's Supervisory Goodwill litigation).  See Annual Bonus Awards above for information with regard to Mr. Bianco's bonus payment in 2012 pursuant to his 2007 Employment Agreement.

The Board of Directors and Personnel Committee utilized the services of an independent outside compensation consultant, Pearl Meyer & Partners, other outside advisors and independent legal counsel in connection with the initial 2007 Employment Agreement.

With the advice and consultation of outside advisors and given the challenges faced by the Company in its efforts to obtain a CSB Litigation Recovery, including the projected timeframe to achieve such a recovery, the Personnel Committee believed the 2007 Employment Agreement with Mr. Bianco, and its various components provided the necessary and appropriate incentives for the best interests of the Company and its shareholders. See Employment Contracts, below for a further discussion of Mr. Bianco's employment agreements.

Retirement/Pension Benefits

401(k) Savings Plan

The only retirement type plan maintained by the Company is the Company's 401(k) Savings Plan (the "Savings Plan").  Pursuant to the terms of the Savings Plan, employees can make contributions which are 33% matched by the Company.  The employee and the employer matching contribution are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

The Company's matching contributions to the Named Executive Officers aggregated approximately $22,000 in 2013 and $22,000 in 2012.

Stock Options

The Company maintains the 1993 Stock Incentive Plan, which authorizes the grant of stock options.  The Personnel Committee did not grant any stock options in 2013.  In 2008, the Board of Directors of the Company and the Company's stockholders approved an amendment, the 1993 Stock Incentive Plan, to extend the termination date thereof for an additional ten (10) years to May 2018, with other appropriate amendments to keep the 1993 Stock Incentive Plan up to date with current regulations.

If awarded, stock option grants are generally awarded as incentive stock options intended to qualify for favorable tax treatment under Federal tax law.  The exercise price of stock option grants is set at the fair market value of the Company's common stock on the date of grant.  Accordingly, stock option grants would only have value if the market price of the common stock increases after the date of grant.  Stock option grants generally have a 10 year term and vest in equal installments over a 2 year period.  In determining the size of stock option grants to officers, the Personnel Committee considers the individual's contributions to the Company, Company performance and previously issued stock options grants.

Stock option awards are granted to encourage stock ownership by the Named Executive Officers, to provide further incentive to the achievement of the Company's goals and to align the interests of the Named Executive Officers with those of the Company's stockholders.

Practices Regarding the Grant of Stock Options Awards

If granted, the Personnel Committee makes grants of stock options or other equity based awards to the Named Executive Officers or employees of the Company generally at the beginning of each year. The Company does not have any program, plan or practice to time grants of stock options or other equity based awards in coordination with the release of material non-public information or otherwise.

All stock option awards made to the Company's Named Executive Officers, or any of our other employees, are made pursuant to the Company's 1993 Stock Incentive Plan with an exercise price equal to the fair market value of the Company's common stock on the date of grant. Fair market value is determined based upon the closing market price of a share of the Company's common stock on the date of grant. The Company does not have any program, plan or practice of awarding options and setting the exercise price based upon a stock price other than on the fair market value on the date of grant. The Company does not have a practice of determining the exercise price of options grants by using the lowest prices of the Company's common stock in a period preceding, surrounding or following the date of grant.

Other Benefits

The Company provides only a limited number of additional benefits and perquisites. Such additional items, to the extent provided, are included as Other Compensation in the Summary Compensation table presented herein. The benefits and other perquisites are reasonably consistent with general competitive market practices.

Items provided by the Company include, depending on the Named Executive Officer, Company paid term life insurance at up to two times the individual's base annual salary, Company paid long-term disability insurance with a monthly benefit up to 60% of the individual's base monthly salary, supplemental medical and dental coverage for costs not covered under the base health insurance plans, and depending on the Named Executive Officer, reimbursement for income tax services and Company provided transportation. Health and welfare plans are provided through outside insurance carriers. Benefits generally available to all full-time employees of the Company are not included herein.

The Company does not provide any other type of deferred compensation programs nor does it provide or have outstanding loans with the Named Executive Officers or any other employee of the Company.

1994 Senior Management Incentive Compensation Plan

Under the Company's 1994 Senior Management Incentive Compensation Plan (the "1994 Plan"), any executive officer of the Company whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 (the "Participants") and who is serving as such at any time during the fiscal year as to which an award is granted, may receive an award of a cash bonus ("Bonus"), in an amount determined by the Personnel Committee of the Company's Board of Directors (the "Committee") and payable from an annual bonus fund (the "Annual Bonus Pool"). The Committee may award Bonuses under the 1994 Plan to Participants not later than 120 days after the end of each fiscal year (the "Reference Year").

If the Committee grants a Bonus under the 1994 Plan, the amount of the Annual Bonus Pool will be an amount equal to the sum of (i) plus (ii), where:

(i)
is ten percent (10%) of the amount by which the Company's Total Stockholders' Equity, as defined, on the last day of a Reference Year increased over the Company's Total Stockholders' Equity, as defined, on the last day of the immediately preceding Reference Year; and

(ii)
is five percent (5%) of the amount by which the Company's market value, as defined, on the last day of  a Reference Year increased over the Company's market value on the last day of the immediately preceding Reference Year.

Notwithstanding the foregoing, the 1994 Plan provides that in the event of a decrease in either or both of items (i) and/or (ii) above, the Annual Bonus Pool is determined by reference to the last Reference Year in which there was an increase in such item.  If the Committee determines within the 120-day time period to award a Bonus, the share of the Annual Bonus Pool to be allocated to each Participant shall be as follows:  45% of the Annual Bonus Pool shall be allocated to the Company's Chief Executive Officer, and 55% of the Annual Bonus Pool shall be allocated pro rata to each of the Company's Participants as determined by the Committee.  The Committee in its discretion may reduce the percentage of the Annual Bonus Pool to any Participant for any Reference Year, and such reduction shall not increase the share of any other Participant.  The 1994 Plan is not the exclusive plan under which the Executive Officers may receive cash or other incentive compensation or bonuses.

The Company has paid in the past, and reserves the right to pay in the future, compensation that is not deductible if it believes it is in the best interests of the Company.  The Personnel Committee considered the provisions of Section 162(m) with regard to compensation paid in 2013.  For 2012, a portion of the compensation paid to Mr. Bianco may qualify for deduction under the 1994 Plan.  No bonuses were paid attributable to the 1994 Plan for 2013.

Personnel Committee Summary

The Personnel Committee believes that its compensation programs, mixing equity and cash incentives, will continue to focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders.  The Personnel Committee has found all the components of Company's officers' compensation to be fair, reasonable and appropriate.

EXEEXECUTIVE COMPENSATION

The following table sets forth the information regarding compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") with respect to services rendered to the Company in the fiscal years ended December 31, 2013 and December 31, 2012:

SumSummary Compensation Table (a)
Name and Principal Position	Year	($) Salary	($) (d) Bonus	($) (e) All Other Compensation	($) Total

Richard A. Bianco, Chairman	2013 (b)	$500,000	$250,072	$88,356	$838,428
President and Chief Executive	2012 (c)	$500,000	$13,565,000	$73,100	$14,138,100
Officer

John Ferrara, Vice President	2013	$166,000	$250,000	$15,771	$431,771
Chief Financial Officer &	2012	$126,000	$950,000	$20,852	$1,096,852
Controller

Joseph R. Bianco	2013	$106,000	$100,000	$20,095	$226,095
Treasurer	2012	$106,000	$175,000	$20,530	$301,530

(a)
The columns relating to "Stock Option Awards," "Stock Awards," "Non-Equity Incentive Plan Compensation," and "Non-qualified Deferred Compensation Earnings" have been omitted because no compensation required to be reported in these columns were awarded to, earned by, or paid to any of the Named Executive Officers with respect to 2013 or 2012.

(b)
Pursuant to the terms of the 2007 Employment Agreement between Mr. Bianco and the Company as amended, and the receipt by the Company of $501,000 relating to the Supervisory Goodwill Settlement Agreement federal tax gross-up amount, a portion (i.e. $50,072) of Mr. Bianco's 2013 bonus payment was calculated in accordance with the 2007 Employment Agreement.  This amount is included as a component of the total bonus amount in the table above for Mr. Bianco in 2013.  See the discussion in Employment Contracts below, for information relating to the 2007 Employment Agreement between Mr. Bianco and the Company and the amounts which could be payable to Mr. Bianco in the future in connection with a recovery received by the Company for its investment in Carteret Savings Bank, F.A.

(c)
Pursuant to the terms of the 2007 Employment Agreement between Mr. Bianco and the Company as amended, and the receipt by the Company of $180,650,000 as part of the Supervisory Goodwill legal proceedings Settlement Agreement in 2012, Mr. Bianco received a 2012 bonus payment of $13,565,000 as calculated in accordance with the 2007 Employment Agreement.  See the discussion in Employment Contracts below, for information relating to the 2007 Employment Agreement between Mr. Bianco and the Company and the amounts which could be payable to Mr. Bianco in the future in connection with a recovery received by the Company for its investment in Carteret Savings Bank, F.A.

(d)	For 2013, represents amounts for the year indicated and paid in the following year, consistent with the Company's past practice.

(e)	All Other Compensation for fiscal year 2013, in the table above consists of the following:

	Mr. R. Bianco	Mr. Ferrara	Mr. J. Bianco

Company contributions to 401(k) savings plan	$7,590	$7,590	$7,452
Supplemental life insurance premiums	8,750	555	2,461
Long-term disability insurance premiums	19,560	756	756
Supplemental medical and dental insurance	16,340	6,058	7,434
Reimbursement of income tax costs for participation in life insurance plans	5,420	344	1,524
Reimbursement of income tax costs for participation in long-term disability plans	12,116	468	468
Company provided automobile (f)	2,080	-	-
Reimbursement for tax services	7,500	-	-
Director's fees	9,000	-	-
Total	$88,356	$15,771	$20,095

(f)
All All amounts for personal use of a Company-provided automobile for Mr. Bianco, included in table above for other compensation, includes mileage, fuel, maintenance, insurance and other miscellaneous fees.

Grants of Plan Based Awards During 2013

No stock options, SARs, or any other type of stock award grants were granted to the Named Executive Officers during the year ended December 31, 2013.

No awards under the long-term incentive plan were made to the Named Executive Officers in 2013, and there were no stock options previously awarded to any of the Named Executive Officers that were repriced during 2013.

Outstanding Equity Awards at December 31, 2013

The Company does not have any stock options, SARs or other stock award grants outstanding.

Option Exercises and Stock Vested Table During Fiscal 2013

During 2013, there were no stock options outstanding; hence, there were no stock options exercised or stock options vested during 2013.

EMPLOYMENT CONTRACTS

An employment agreement, as amended, is in effect between Mr. Bianco and the Company, (the "2007 Employment Agreement").  The terms of the 2007 Employment Agreement provide for Mr. Bianco to serve as Chairman, President and Chief Executive Officer of the Company.  In June 2013, the Company and Mr. Bianco agreed to an amendment to Mr. Bianco's Employment Agreement with the Company, to extend the term of Mr. Bianco's employment with the Company to May 31, 2018 from May 31, 2015 (the "Employment Period").  Under the terms of the 2007 Employment Agreement, Mr. Bianco was entitled to receive an annual base salary of $625,000 for the first three (3) years and was then eligible for discretionary increases to the amount of his base salary in subsequent years. The 2007 Employment Agreement provides for discretionary annual bonuses (which may not take into consideration his efforts to obtain a recovery for the Company of its investment in Carteret Savings Bank, FA), employee benefit plans participation, and certain long-term disability benefits.  The 2007 Employment Agreement provides a long-term incentive arrangement for Mr. Bianco (the "Long-Term Incentive Award"), based upon receipt by the Company of a recovery of its investment in Carteret Savings Bank, FA, through litigation or otherwise (including the Company's Supervisory Goodwill litigation) (the "Recovery Amount"), Mr. Bianco will receive, with certain exceptions, a lump-sum payment equal to a percentage of that recovery, as follows:

Long-Term Incentive Award = 5% of the first $50,000,000 of Recovery Amount;
Plus
8% of Recovery Amount in excess of $50,000,000 but not greater than $150,000,000;
Plus
10% of Recovery Amount in excess of $150,000,000 but not greater than $250,000,000;
Plus
Discretionary amount (not less than 10%), to be determined by the Board, of Recovery Amount in excess of $250,000,000.

Pursuant to the terms of the 2007 Employment Agreement between Mr. Bianco and the Company as amended, and the receipt by the Company of $180,650,000 as part of the Supervisory Goodwill legal proceedings Settlement Agreement, in 2012 Mr. Bianco received a bonus payment of $13,565,000 as calculated in accordance with the 2007 Employment Agreement.  An additional amount, to be determined, could be due to Mr. Bianco pursuant to the 2007 Employment Agreement, based on value realized by the Company with respect a gross-up for federal taxes imposed on the settlement amount.

Under the terms of the 2007 Employment Agreement, if no recovery had been obtained by the Company by the expiration of the 2007 Employment Agreement, the Company and Mr. Bianco could enter into a consulting arrangement pursuant to which, following his employment with the Company, he would continue to provide services to the Company as an independent contractor, solely for the purpose of assisting the Company in obtaining such a recovery.

The Long-Term Incentive Award to Mr. Bianco is to be paid in the future (i.e., whether during or after the Employment Period and/or the Consulting Period) except if Mr. Bianco willfully refuses to cooperate in a reasonable fashion with the Company and/or the Board in connection with the Company's efforts to obtain a Recovery Amount, in which case he would forfeit his entitlement to receive a Long-Term Incentive Award.

During the Employment Period, if Mr. Bianco voluntarily resigns or has his employment with the Company terminated by the Company for cause (as set forth in the 2007 Employment Agreement), Mr. Bianco will forfeit his entitlement to receive the Long-Term Incentive Award. If Mr. Bianco becomes disabled (as set forth in the 2007 Employment Agreement) or dies, Mr. Bianco or his estate, as applicable, would be entitled to receive the Long-Term Incentive Award upon the Company's receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company. If the Company terminates Mr. Bianco's employment with the Company without cause, Mr. Bianco or his estate, as applicable would be entitled to receive the Long-Term Incentive Award upon the Company's receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company.

Mr. Bianco's employment under the 2007 Employment Agreement automatically terminates if Mr. Bianco dies during the term of the Employment Period and can be terminated by the Company at its option for cause (as set forth in the 2007 Employment Agreement) or Mr. Bianco's inability to engage in any substantial gainful activity (as set forth in the 2007 Employment Agreement).

In the event the Company terminates Mr. Bianco's employment for any reason other than those permitted pursuant to the 2007 Employment Agreement, Mr. Bianco would be entitled to receive a lump-sum amount equal to the salary payments provided for in the 2007 Employment Agreement for the remaining term thereof, following the passage of a six (6) month period from the date of his termination.  As of December 31, 2013, the aggregate lump-sum amount of such salary payments, pursuant to the 2007 Employment Agreement as amended, would be approximately $2,760,000.

OPERATING AGREEMENT OF 111 WEST 57TH INVESTMENT LLC

On June 28, 2013, 111 West 57th Investment LLC, a Delaware limited liability company ("Investment LLC"), a newly formed subsidiary of the Company, entered into a joint venture agreement (as amended, the "JV Agreement") with 111 West 57th Sponsor LLC, a Delaware limited liability company (the "Sponsor"), an entity affiliated with Michael Stern of JDS Development Group, and Kevin Maloney of Property Markets Group, Inc., pursuant to which Investment LLC invested $56,000,000 (the "Investment") in a real estate development property to purchase and develop the real property located at 105 through 111 West 57th Street in New York, New York (the "111 West 57th Property").  In consideration for making the Investment, Investment LLC was granted a 59% membership interest in 111 West 57th Partners LLC ("111 West 57th Partners"), a Delaware limited liability company, which indirectly acquired the 111 West 57th Property on June 28, 2013 (the "Joint Venture," and such date, the "Closing Date").  The JV Agreement became effective on the Closing Date.  The Company also indirectly contributed an additional $1,250,000 to the Joint Venture in exchange for an additional indirect 1.3% interest in the Joint Venture.  Other members and the Sponsor contributed an additional $37,750,000 of cash and/or property to the Joint Venture.

The JV Agreement and related operating agreements generally provide that all distributable cash shall be distributed as follows: (i) first, 100% to the members in proportion to their percentage interests until Investment LLC has received distributions yielding a 20% internal rate of return as calculated; (ii) second, 100% to the Sponsor as a return of (but not a return on) any additional capital contributions made by the Sponsor on account of manager overruns; and (iii) thereafter, (a) 50% to the members in proportion to their respective percentage interests at the time of such distribution, and (b) fifty percent 50% to the Sponsor.

In March 2014, the Company entered into an amended and restated operating agreement for the Investment LLC (the "Amended and Restated Investment Operating Agreement") to grant a 10% subordinated participation interest in the Investment LLC to Mr. Bianco as contingent future incentive compensation for Mr. Bianco's past, current and anticipated ongoing role to develop and commercialize the Company's equity investment in the 111 West 57th Property.  Pursuant to the terms of the Amended and Restated Investment Operating Agreement, Mr. Bianco has no voting rights with respect to his interest in the Investment LLC, and his entitlement to receive 10% of the distributions from the Investment LLC is subject to the Company first receiving distributions equal to 150% of the Company's initial aggregate $57,250,000 investment in the Investment LLC, plus any additional investments by the Company if any, and only with respect to any distributions thereafter.

Additionally, the JV Agreement provides that (i) Mr. Bianco, his immediate family, and/or any limited liability company wholly-owned thereby, and/or a trust in which Mr. Bianco and/or his immediate family is the beneficiary, shall at all times own, in the aggregate, not less than 20% of the outstanding shares of AmBase; and (ii) Mr. Bianco shall remain the Chairman of the Board of Directors of AmBase for the duration of the JV Agreement.

Pension Benefits

Other than the Company's 401(k) Savings Plan, the Company maintains no other retirement or deferred compensation type plans.

Nonqualified Deferred Compensation

The Company does not maintain any other type of nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Other than Mr. Bianco, there are no employment agreements or employment contracts with any other officer or employee of the Company. See Employment Contracts above, for information concerning potential payments due to Mr. Bianco upon termination, pursuant to the employment agreement between Mr. Bianco and the Company.

The Company does not have any severance or termination payment plans in effect.

Generally, subject to the terms of the individual stock options agreements, in the event the employment of an employee is terminated (other than by reason of retirement or death) without cause, as defined, the employee may exercise the vested and previously unexercised portion of their option agreement, as of such date, at any time within (i) one year after the termination of the employee's employment due to their "total and permanent disability", as defined, or (ii) three months after the termination of the employee's employment for any other reason, but, in either case, in no event after the expiration of the option terms.

In the event that the employment of an employee terminates by reason of retirement, option agreements generally shall be exercisable for a period of three years after such retirement date. If an option is exercised after cessation of employment for any reason, including retirement, it may only be exercised to the extent of shares previously vested, as of such date, provided, however, that the option may not be exercised after the expiration of the option term.

Additionally, stock options may, in the sole discretion of the Personnel Committee, become exercisable at any time prior to the expiration date of the option award for the full number of awarded shares or any part thereof, (less any options previously exercised under the option agreement) (i) after the employee ceases to be an employee of the Company as a result of the sale or other disposition by the Company of assets or property (including shares of any subsidiary), or (ii) in the case of a change in control of the Company.  As of December 31, 2013, there were no stock options outstanding to the Named Executive Officers.

COMPENSATION OF DIRECTORS

Each director of the Company, including Mr. Bianco, who is the Company's Chairman, President and Chief Executive Officer, are paid an annual fee of $9,000. In addition, each Chairperson and/or Co-Chairperson of a Board committee is paid an additional fee of $1,000 per year, and after four (4) Board and/or committee meetings, each director is to be paid a $500 per meeting attendance fee. Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee.

Directors Compensation Table - 2013

Details of amounts paid to the Company's directors in their capacities as directors and/or board committee members for the year ending December 31, 2013 is as follows:

Name and Position	Fees Earned or Paid in Cash	Totals (a) (b) (c)
Jerry Y. Carnegie
Board Member
Chairman Audit Committee
Member Personnel Committee	$10,000	$10,000

Alessandra F.B. Halloran
Board Member
Member Audit Committee	$9,000	$9,000

Theodore T. Horton, Jr.
Board Member (as of March 18, 2013)
Member Audit Committee
Member Personnel Committee	$9,000	$9,000

Kenneth M. Schmidt
Board Member (as of March 18, 2013)
Member Audit Committee
Chairman Personnel Committee (Chairperson as of June 2013)	$10,000	$10,000

(a)
Amounts in the table above exclude amounts received by Mr. Bianco in his capacity as the Chairman of the of the Board of Directors of the Company, which are reflected in "All Other Compensation" in the Summary Compensation table above.

(b)
No other additional fees or any other type of compensation, including equity, non-equity and/or deferred compensation payments or awards were paid or granted to any of the Company's outside directors in 2013.

(c)	Mr. Trani, a member of the Board, a member of the Audit Committee and Chairman of the Personnel Committee through May 2013 received $4,166 of fees for 2013.

Personnel Committee Interlocks and Insider Participation

The members of the Personnel Committee during 2013 were Kenneth M. Schmidt (as of March 18, 2013), Chairperson (effective in June 2013), Jerry Y. Carnegie, and Theodore T. Horton, Jr. as of March 18, 2013.  Mr. Trani was the Personnel Committee Chairperson through May 2013.  No executive officer serves, or in the past has served, as a member of the Board of Directors or Personnel Committee of any entity that has any of its executive officers serving as a member of the Company's Board of Directors or Personnel Committee.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, the Company's only class of voting securities, as of March 21, 2014, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Owned

BARC Investments, LLC	16,000,000	(a)	39.21%
c/o Barry Strauss & Associates	(direct)
307 Fifth Avenue
New York, NY 10016

(a)
Ownership amount reported is based on a Schedule 13D Filed by BARC Investments, LLC on March 26, 2009 and assumes that in the absence of any subsequent amendments to such Schedule 13D that the amounts reported therein have not changed.  Ms. F.B. Halloran, Ms. Bianco, and Mr. Bianco, Jr., are managing members of BARC Investments, LLC, and share voting and dispositive power with respect to shares held by BARC Investments, LLC.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of March 14, 2014, was as follows:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a) (b)		Percentage of Common Stock Owned

Richard A. Bianco	775,547		1.90%
Joseph R. Bianco	33,000		*
Jerry Y. Carnegie	-		-
John Ferrara	36,029		*
Alessandra F.B. Halloran	16,000,000	(c)	39.21%
Theodore T. Horton, Jr.	-		-
Kenneth M. Schmidt	10,000		*
All Directors and Officers as a group (6 persons)	16,854,576		41.31%

* Represents less than 1% of Common Stock outstanding

(a)	All of the named individuals have sole voting and investment power with respect to such shares.
(b)	There are no pledges of Company shares by any of the Company's officers, employees or directors.
(c)
Ownership amount reported is based on a Schedule 13D Filed by BARC Investments, LLC on March 26, 2009 and assumes that in the absence of any subsequent amendments to such Schedule 13D that the amounts reported therein have not changed.  Ms. F.B. Halloran, Ms. Bianco, and Mr. Bianco, Jr., are managing members of BARC Investments, LLC, and share voting and dispositive power with respect to shares held by BARC Investments, LLC.

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the direction of the Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of Marcum LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014. The Company has been advised by Marcum LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants.  A representative of Marcum LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR approval of the appointment of Marcum LLP.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON COMPENSATION FOR THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and SEC rules of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), require public companies give their stockholders the opportunity to vote, on a non-binding advisory basis, on the compensation of their Named Executive Officers.  Accordingly, stockholders of the Company are being given the opportunity to vote on a proposal, commonly known as "say-on-pay", to express their views on the Company's compensation program for the Company's Named Executive Officers as reflected in this proxy statement in accordance with SEC rules.

This advisory vote is not binding on the Company, the Board of Directors, or the Personnel Committee.  The advisory vote is not intended to address any specific item of compensation or the compensation received by any one person, but rather the overall compensation of the Company's Named Executive Officers and the related compensation practices as described in the "Compensation Narrative" and "Executive Compensation" sections of this Proxy Statement.

The Personnel committee is comprised solely of independent directors committed to applying sound governance practices to compensation decisions. As described in the Compensation Narrative, the Company's executive compensation programs are designed to motivate and retain key executives who are crucial to the long term success of the Company.  The Personnel Committee continually reviews the compensation programs for the Named Executive Officers to ensure they align the executive compensation structure with stockholder's interests.  We believe the Company's pay practices are based on sound principles, which support the goal of achieving long term success for the Company and are important in motivating our Named Executive Officers in advancing those goals. The Company recognizes a value added approach and seeks to align its' compensation policies with the achievement of long term success for the Company.

The Company considers and bases compensation on a variety of factors, including the following:
Long-term success of the Company;
Building of long-term shareholder value;
Competitive pay and benefit programs;
Motivation and retention of long-term employees who have a valued corporate history;
Short – term value added performance.

AmBase is a unique company; in the past its primary focus has been the recovery of the Company's largest asset Carteret Savings Bank ("Carteret") due to the breach of the supervisory goodwill contracts with the bank. This twenty (20) year old legal proceeding was settled in 2012 pursuant to which in October 2012, the Company received settlement proceeds of $180,650,000. In December 2012, the Company paid shareholders a cash dividend of $2.00 per common share.  The successful resolution yielded significant shareholder value.  In order to realize this value, the Company had to navigate through a series of complex problems including, (i) the realization of favorable outcomes in these multiyear legal proceedings; (ii) resolution of the Carteret receivership controlled by the Federal Deposit Insurance Corporation ("FDIC") receiver since 1992; and (iii) consideration to various tax related implications.  The settlement of the Supervisory Goodwill proceedings resulted considerable value to the Company's stockholders.  The tax related consequences of the Settlement Award are complex.  Additionally, the Company's tax return for 2012 and subsequent years will have continuing interrelationships, which could require further proceedings in the Court of Federal Claims.

The Company, in June 2013, purchased an equity investment in the 111 West 57th Street real estate development property which will require the Company's management continuing involvement with the goal of producing favorable shareholder appreciation.  In March 2014, to provide an incentive for Mr. Bianco and to further align his interests with the shareholders of the Company, the Personnel Committee granted Mr. Bianco a 10% subordinated participant interest in this development, subject to the Company's receipt of 150% of its initial investment, plus any additional investments by the Company if any, prior to any distributions to Mr. Bianco.

The Company has continually addressed all expenses, including compensation costs and has been successful in maintaining costs at a minimum and reducing costs as disclosed in this Proxy Statement and past Company financial filings.

We suggest stockholders carefully consider and compare the information as discussed in the "Compensation Narrative," the Summary Compensation Table and related tables and disclosures in this Proxy Statement and other prior year Company public filings.  These disclosures provide information on the Company's compensation policies and practices including the factors the Personnel Committee considers when establishing compensation for the Company's Named Executive Officers.

In accordance with recently adopted rules under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), we are asking stockholders to approve the following advisory resolution:

RESOLVED, that on a non-binding advisory basis, the Company's stockholders hereby approve the compensation of the Company's Named Executive Officers, as disclosed in the "Compensation Narrative" and "Executive Compensation" sections of the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in this Proxy Statement and the Compensation Narrative are effective in achieving the Company's goals, aligning the Named Executive Officers long term interest with those of the stockholders, and motivating executives to remain with the Company to achieve results and build stockholder value.

The "say-or-pay" vote is advisory and therefore, is not binding on the Company, the Board of Directors, or the Personnel Committee.  The Board of Directors and Personnel Committee values and will review and consider the outcome of the stockholder vote when considering future compensation, as they deem appropriate.  To the extent the resolution is not approved, the Board of Directors and the Personnel Committee will evaluate whether any actions are necessary to address those concerns.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of the Company's 2013 Annual Report and Proxy Statement for the 2014 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate Proxy Card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2013 Annual Report, this Proxy Statement or any future annual reports or proxy statements, please contact American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038, Attention:  Shareholder Services, (800) 937-5449 or (718) 921-8200, extension 6820, and a copy will be promptly mailed to you.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2014.  This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.proxyvote.com.

ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 2013, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 2015 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 16, 2014.

The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries, for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the Annual Meeting.

Stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to:

American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Attention: Stockholder Services (800) 937-5449 or (718) 921-8200 Ext. 6820

Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

AmBase Corporation 100 Putnam Green 3rd Floor Greenwich, CT 06830 Attn: Shareholder Services

In addition, the Company's public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the SEC's EDGAR Database over the World Wide Web at www.sec.gov. Materials filed with the SEC may also be read or copied by visiting the SEC's Public Reference Room, 450 Fifth Street, NW, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

ANNUAL MEETING OF STOCKHOLDERS OF

AMBASE CORPORATION

Thursday, June 5, 2014

GO GREEN
e-Consent makes it easy to go paperless.  With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste.  Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERENT AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/00183

Please sign, date and mail
your proxy card in the
envelope provided as soon as possible

" Please detach along perforated line and mail in the envelope provided.  "

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTORS				THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.
1.	Election of Directors					For	Against	Abstain
		NOMINEES:		2.	Approval of the appointment of Marcum LLP as the Company's Independent Registered Public Accounting Firm for the calendar year 2014	☐	☐	☐
	☐ FOR ALL NOMINEES	¡ Richard A. Bianco
		¡ Kenneth M. Schmidt		THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 3.
	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			3.
Approval on a non-binding basis of a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the "Compensation Narrative" and "Executive Compensation" sections of the Company's 2014 Proxy Statement.

						☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)
THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●				DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

Signature of Stockholder			Date:	Signature of Stockholder		Date:

Note:            Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AMBASE CORPORATION

Thursday, June 5, 2014

   PROXY VOTING INSTRUCTIONS

INTERNET – Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.			ACCOUNT NUMBER
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.
GO GREEN – e-Consent makes it easy to go paperless.  With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste.  Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/00183

" Please detach along perforated line and mail in the envelope provided. If you are not voting via telephone or the internet. "

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTORS.			THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.
1.	Election of Directors.				FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	Approval of the appointment of Marcum LLP as the Company's Independent Registered Public Accounting Firm for the calendar year 2014.	☐	☐	☐
☐	FOR ALL NOMINEES	¡ Richard A. Bianco	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 3.
		¡ Kenneth M. Schmidt	3.
Approval on a non-binding basis of a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the "Compensation Narrative" and "Executive Compensation" sections of the Company's 2014 Proxy Statement.
					☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●			DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note:            Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

AMBASE CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 5, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned on April 16, 2014, at the Annual Meeting of Stockholders of the Company, to be held on Thursday, June 5, 2014 at 9:00 a.m. Eastern Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU.  IF NO SUCH SPECIFICATION IS MADE, THIS PROXY WILL BE USED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR THESE PROPOSALS.

(Continued and to be signed on the reverse side)

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

AMBASE CORPORATION
To Be Held On:
Thursday, June 5, 2014 at 9:00 a.m.
the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request as instructed below before May 16, 2014.

Please visit http://www.astproxyportal.com/ast/00183, where the following materials are available for view:

		•Notice of Annual Meeting of Stockholders •Proxy Statement •Form of Electronic Proxy Card •Annual Report on Form 10-K

TO REQUEST MATERIAL:		TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:
ONLINE:  To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone.  You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

		IN PERSON: You may vote your shares in person by attending the Annual Meeting.

		TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.

		MAIL: You may request a card by following the instructions above.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTORS		THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.
1.	Election of Directors	2.	Approval of the appointment of Marcum LLP as the Company's Independent Registered Public Accounting Firm for the calendar year 2013.
	NOMINEES:
	Richard A. Bianco	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 3.
	Kenneth M. Schmidt	3.
Approval on a non-binding basis of a resolution approving the compensation of our Named Executive Officers, as such compensation is described under the "Compensation Narrative" and "Executive Compensation" sections of Proxy Statement.

Please note that you cannot use this notice to vote by mail.